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                                                                    Exhibit 3.34



                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:45 PM 06/14/2001
                                                          010286612 - 3403711


                          CERTIFICATE OF INCORPORATION

                                       OF

                             LOL HOLDINGS II, INC.

     The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under the General Corporation Law of the State of Delaware, hereby sets forth the following Certificate of
Incorporation:

                                   ARTICLE I

     The name of this Corporation is LOL Holdings II, Inc.

                                   ARTICLE II
    The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     The registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which this Corporation has the authority to issue is 1,000 shares, all of which shall be designated Common Stock, with $.01 par value per share.

                                   ARTICLE V

     The name and mailing address of the incorporator of this Corporation is:

                              Sharon A. Stuckmayer
                              Faegre & Benson LLP
                            2200 Wells Fargo Center
                            90 South Seventh Street
                             Minneapolis, MN 55402


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                                   ARTICLE VI

     Except as may otherwise be provided by law, the books of this Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may designate.

                                  ARTICLE VII

     The following individuals are hereby appointed as the first directors of this Corporation, to serve until the first annual meeting of stockholders of this Corporation and until their successors are duly elected and qualified:


                                Duane Halverson
                                 Daniel Knutson


     The mailing address of each of the aforesaid directors is c/o Land O' Lakes, Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota 55112.

     Elections of directors need not be by written ballot unless the By-Laws of this Corporation shall so provide.

                                  ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal by-laws of this Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be adopted, amended or repealed by the stockholders. Any specific provision in the by-laws regarding amendment thereof shall be controlling.

                                   ARTICLE IX

     No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.






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    IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of June, 2001.



                                              /s/ Sharon A. Stuckmayer
                                              ----------------------------------
                                              Sharon A. Stuckmayer, Incorporator








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